UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2007

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
ITEM 7.01 REGULATION FD DISCLOSURE
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 7, 2007, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended June 30, 2007.

ITEM 7.01     REGULATION FD DISCLOSURE

On August 7, 2007, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended June 30, 2007.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated August 7, 2007, of Salem Communications Corporation regarding its results of operations for the quarter ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: August 7, 2007	By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated August 7, 2007, of Salem Communications Corporation regarding its results of operations for the quarter ended June 30, 2007.

 EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES A 3.4% INCREASE IN SECOND QUARTER 2007 TOTAL REVENUE

CAMARILLO, Calif. August, 7, 2007 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, magazine and book publisher targeting audiences interested in content related to faith, family and conservative values, today announced results for the three month period ended June 30, 2007.

Commenting on the company’s results, Edward G. Atsinger III, Chief Executive Officer of Salem, said, “Our results for the quarter underscore the stability and resiliency of our business model.  While local spot advertising experienced some challenges this quarter and declined 5.1% on a same station basis, we achieved total revenue growth of 3.4% in the second quarter of 2007.  Our programming revenue increased 4.8% and our Internet and publishing businesses grew revenue 36.4% to $6.4 million. We continue to see solid growth in our non-broadcast media as we invest in new media businesses that take advantage of the content and promotional abilities of our radio stations.”

Second Quarter 2007 Results

For the quarter ended June 30, 2007 compared to the quarter ended June 30, 2006:
•	Total revenue increased 3.4% to $60.0 million from $58.1 million;
•	Operating income decreased 58.2% to $10.9 million from $26.1 million;
•	Net income decreased 74.7% to $2.9 million, or $0.12 per diluted share, from $11.6 million, or $0.47 per diluted share;
•	EBITDA decreased 50.3% to $14.8 million from $29.8 million;
•	Adjusted EBITDA increased 4.5% to $16.3 million from $15.6 million;

Broadcasting
•	Net broadcasting revenue increased 0.5% to $53.7 from $53.4 million;
•	Station operating income (“SOI”) increased 0.7% to $20.0 million from $19.9 million;
•	Same station net broadcasting revenue increased 1.5% to $52.9 million from $52.1 million;
•	Same station SOI increased 0.8% to $20.2 million from $20.0 million;
•	Same station SOI margin decreased to 38.1% from 38.4%;

Non-broadcast Media
•	Non-broadcast revenue increased 36.4% to $6.4 million from $4.7 million; and
•	Non-broadcast operating income decreased to $0.7 million from $0.9 million.

Included in the results for the quarter ended June 30, 2007 are:
•	A $0.6 million gain ($0.4 million gain, net of tax, or $0.02 per diluted share) on the disposal of assets;
•	A $0.9 million non-cash compensation charge ($0.5 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting primarily of:
o	$0.6 million non-cash compensation included in corporate expenses; and
o	$0.2 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the quarter ended June 30, 2006 are:
•	A $15.5 million gain ($9.4 million gain, net of tax, or $0.38 per diluted share) on the disposal of assets; and
•	A $1.3 million non-cash compensation charge ($0.8 million, net of tax, or $0.03 per share) related to the expensing of stock options consisting primarily of:
o	$1.1 million non-cash compensation included in corporate expenses; and
o	$0.2 million non-cash compensation included in broadcasting operating expenses.

On February 7, 2007, we sold WKNR (850 AM) in Cleveland, Ohio. We discontinued operating this radio station under a local marketing agreement effective December 1, 2006. For the quarter ended June 30, 2007, this station did not generate any revenue or profit. For the comparable 2006 period, the station generated net broadcasting revenue of $0.6 million and generated no profit.

Other comprehensive income of $1.1 million, net of tax, for the quarter ended June 30, 2007 and $0.9 million, net of tax, for the quarter ended June 30, 2006 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,855,967 diluted weighted average shares for the quarter ended June 30, 2007 and 24,356,275 diluted weighted average shares for the comparable 2006 period.

Year to Date 2007 Results

For the six month period ended June 30, 2007 compared to the six month period ended June 30, 2006:
•	Total revenue increased 5.5% to $116.1 million from $110.1 million;
•	Operating income decreased 38.0% to $22.8 million from $36.8 million;
•	Net income decreased 58.8% to $5.9 million, or $0.25 net income per diluted share, from net income of $14.3 million or $0.58 net income per diluted share;
•	EBITDA decreased 30.4% to $30.6 million from $43.9 million;
•	Adjusted EBITDA increased 8.6% to $29.6 million from $27.2 million

Broadcasting
•	Net broadcasting revenue increased 1.9% to $104.1 million from $102.2 million;
•	SOI increased 2.7% to $38.0 million from $37.0 million;
•	Same station net broadcasting revenue increased 2.5% to $102.3 million from $99.8 million;
•	Same station SOI increased 1.8% to $38.1 million from $37.4 million;
•	Same station SOI margin decreased to 37.2% from 37.5%;

Non-broadcast Media
•	Non-broadcast revenue increased 51.7% to $12.0 million from $7.9 million; and
•	Non-broadcast operating income increased 65.3% to $1.1 million from $0.7 million

Included in the results for the six month period ended June 30, 2007 are:
•	A $2.6 million gain ($1.5 million gain, net of tax or $0.06 gain per diluted share) from the disposal of assets; and
•	A $1.6 million non-cash compensation charge ($0.9 million, net of tax, or $0.4 per share) related to the expensing of stock options consisting of:
o	$1.1 million non-cash compensation included in corporate expenses;
o	$0.4 million non-cash compensation included in broadcasting operating expenses; and
o	$0.1 million non-cash compensation included in non-broadcast operating expenses.

Included in the results for the six month period ended June 30, 2006 are:
•	A $19.0 million gain ($11.5 million gain, net of tax, or $0.47 per diluted share) on the disposal of assets;
•	A $0.3 million loss from discontinued operations, net of tax or $0.01 per diluted share; and
•	A $2.6 million non-cash compensation charge ($1.6 million, net of tax, or $0.06 per share) related to the expensing of stock options consisting of:
o	$2.2 million non-cash compensation included in corporate expenses; and
o	$0.4 million non-cash compensation included in broadcasting operating expenses.

For the six months ended June 30, 2007, WKNR (850 AM) in Cleveland, Ohio, which was sold on February 7, 2007, did not generate any revenue or profit.  For the comparable 2006 period, the station generated net broadcasting revenue of $1.2 million and lost $0.1 million.

Other comprehensive income of $0.8 million, net of tax, for the six months ended June 30, 2007 and $1.9 million, net of tax, for the six months ended June 30, 2006 is due to the change in fair market value of the company's interest rate swaps.

Per share numbers are calculated based on 23,854,518 diluted weighted average shares for the six months ended June 30, 2007 and 24,525,718 diluted weighted average shares for the comparable 2006 period.

SOI Margin Composition Analysis

The following table, which is for analytical purposes only, has been created by assigning each station in the company’s radio station portfolio to one of four categories based upon the station’s first quarter SOI margin. The company believes this table is helpful in assessing the portfolio’s financial and operational development.

Three Months Ended June 30,
(Net Broadcasting Revenue and SOI in millions)

	2006				2007
				Average				Average
SOI Margin %	Stations	Revenue	SOI	SOI %	Stations	Revenue	SOI	SOI %
50% or greater	27	$23.6	$14.7	62.1%	21	$21.7	$13.3	61.5%
30% to 49%	22	11.8	4.7	40.1%	25	13.6	5.4	39.6%
0% to 29%	31	10.8	1.8	16.9%	30	10.4	2.1	19.5%
Less than 0%	19	3.0	(1.0)	(33.8%)	22	3.7	(0.9)	(23.9%)
Subtotal	99	49.2	20.2	41.0%	98	49.4	19.9	40.2%
Other	-	4.2	(0.3)	(7.0%)	-	4.3	0.1	3.5%
Total	99	$53.4	$19.9	37.2%	98	53.7	20.0	37.3%

Balance Sheet

As of June 30, 2007, the company had net debt of $347.9 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 5.6 versus a compliance covenant of 6.75 and its bond leverage ratio was 4.9 versus a compliance covenant of 7.0.

Stock Repurchases

During the quarter ended June 30 2007, the company did not repurchase shares of its Class A common stock and had 23,850,020 shares of its Class A and Class B common stock outstanding.

Acquisitions and Divestitures

During the quarter ended June 30, 2007, Salem completed the following transaction:
•	WVRY (105.1 FM) in Waverly, Tennessee was sold on May 29, 2007 for $0.9 million.

The following transaction was pending as of June 30, 2007:
•
KKSN (910 AM) in Portland, Oregon will be acquired for approximately $4.5 million (this station is operated by Salem under a local marketing agreement beginning February 1, 2007 with call letters KTRO).

Third Quarter 2007 Outlook

For the third quarter of 2007, Salem is projecting:

•	Total revenue to be between $58.0 million and $58.5 million compared to third quarter 2006 total revenue of $57.9 million;

•	Adjusted EBITDA to be between $13.8 million and $14.3 million compared to third quarter 2006 Adjusted EBITDA of $15.9 million; and

•	Net income per diluted share to be between $0.08 and $0.09.

Third quarter 2007 outlook reflects the following:

•	Same station net broadcasting revenue to be between $51.3 million to $51.8 million compared to $51.3 million in third quarter 2006;

•	Non-broadcast revenue increasing to approximately $5.9 million from $5.4 million in third quarter 2006;

•	Same station SOI declining to between $18.7 million and $19.2 million from $20.7 million in third quarter 2006;

•	Non-cash compensation expense of $0.6 million compared to third quarter 2006 non-cash compensation expense of $0.9 million;

•
Increased marketing and programming costs of $0.9 million primarily on News Talk stations in Chicago, Denver, Louisville and Phoenix, and on Contemporary Christian Music stations in Dallas, Atlanta and Sacramento;

•	Continued growth from our core block programming business and our underdeveloped radio stations, particularly our News Talk stations;

•	Ongoing softness in the radio advertising market; and

•	The impact of recent acquisition and divestiture transactions.

Conference Call Information
Salem will host a teleconference to discuss its results today, on August 7, 2007 at 5:00 p.m. Eastern Time. To access the teleconference, please dial 973-935-8511 ten minutes prior to the start time or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through August 24, 2007 and can be heard by dialing 973-341-3080, pass code 9051778 or on the investor relations portion of the company’s website, located at www.salem.cc.

Salem Communications Corporation (Nasdaq: SALM) is a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values. In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 97 radio stations, including 61 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Media Contact:                                                      Investor / Analyst Contact:
Denise Davis                                                         Elizabeth Stewart
Director of Communications                                 Investor Relations
Salem Communications                                         Salem Communications
(805) 987-0400 ext. 1081                                      (805) 987-0400 ext. 1065
denised@salem.cc                                                 Elizabeth.Stewart@salem.cc

Forward Looking Statements
Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G
Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before loss on early redemption of long-term debt, discontinued operations (net of tax), litigation costs, gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
	(unaudited)

Net broadcasting revenue	$53,381	$53,650	$102,155	$104,090
Non-broadcast revenue	4,684	6,388	7,936	12,042
Total revenue	58,065	60,038	110,091	116,132
Operating expenses:
Broadcasting operating expenses	33,498	33,629	65,192	66,112
Non-broadcast operating expenses	3,827	5,652	7,259	10,923
Corporate expenses	6,256	5,496	12,696	11,310
Depreciation and amortization	3,866	3,699	7,161	7,600
(Gain) loss on disposal of assets	(15,510)	634	(19,039)	(2,635)
Total operating expenses	31,937	49,110	73,269	93,310
Operating income	26,128	10,928	36,822	22,822
Other income (expense):
Interest income	-	48	46	108
Interest expense	(6,779)	(6,308)	(13,367)	(12,762)
Other income (expense), net	(174)	182	(346)	147
Income from continuing operations before income taxes	19,175	4,850	23,155	10,315
Provision for income taxes	7,584	1,926	9,178	4,426
Income from continuing operations	11,591	2,924	13,977	5,889
Discontinued operations, net of tax	(25)	-	304	-
Net income	$11,566	$2,924	$14,281	$5,889
Other comprehensive income, net of tax	894	1,112	1,930	824
Comprehensive income	$12,460	$4,036	$16,211	$6,713

Basic income per share before discontinued operations	$0.48	$0.12	$0.57	$0.25
Discontinued operations, net of tax	$-	$-	$0.01	$-
Basic income per share after discontinued operations	$0.48	$0.12	$0.58	$0.25

Diluted income per share before discontinued operations	$0.48	$0.12	$0.57	$0.25
Discontinued operations, net of tax	$-	$-	$0.01	$-
Diluted income per share after discontinued operations	$0.47	$0.12	$0.58	$0.25

Basic weighted average shares outstanding	24,347,520	23,850,020	24,516,432	23,849,312
Diluted weighted average shares outstanding	24,356,275	23,855,967	24,525,718	23,854,518

Other Data:
Station operating income	$19,883	$20,021	$36,963	$37,978
Station operating margin	37.2%	37.3%	36.2%	36.5%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2006	2007
		(unaudited)
Assets
Cash	$710	$752
Trade accounts receivable, net	31,984	31,335
Deferred income taxes	5,020	5,009
Other current assets	2,881	3,036
Property, plant and equipment, net	128,713	130,808
Intangible assets, net	508,410	502,916
Bond issue costs	593	518
Bank loan fees	2,996	2,488
Fair value of interest rate swaps	1,290	2,663
Other assets	3,667	4,449
Total assets	$686,264	$683,974

Liabilities and Stockholders' Equity
Current liabilities	$27,295	$25,672
Long-term debt and capital lease obligations	358,978	344,951
Deferred income taxes	53,935	60,810
Other liabilities	8,340	8,507
Stockholders' equity	237,716	244,034
Total liabilities and stockholders' equity	$686,264	$683,974

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
	(unaudited)
Capital expenditures
Acquisition related / income producing	$4,520	$2,047	$7,793	$3,771
Maintenance	1,708	2,342	3,465	5,017

Total capital expenditures	$6,228	$4,389	$11,258	$8,788

Tax information
Cash tax expense	$76	$47	$76	$215
Deferred tax expense	7,508	1,879	9,102	4,211

Provision for income taxes	$7,584	$1,926	$9,178	$4,426

Tax benefit of non-book amortization	$3,685	$3,936	$7,262	$8,112

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$52,096	$52,901	$99,785	$102,300
Net broadcasting revenue - acquisitions	-	146	172	623
Net broadcasting revenue - dispositions	840	66	1,427	66
Net broadcasting revenue - format changes	445	537	771	1,101

Total net broadcasting revenue	$53,381	$53,650	$102,155	$104,090

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$32,103	$32,745	$62,377	$64,216
Broadcasting operating expenses - acquisitions	-	228	176	657
Broadcasting operating expenses - dispositions	844	64	1,511	106
Broadcasting operating expenses - format changes	551	592	1,128	1,133

Total broadcasting operating expenses	$33,498	$33,629	$65,192	$66,112

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$19,993	$20,156	$37,408	$38,084
Station operating income - acquisitions	-	(82)	(4)	(34)
Station operating income - dispositions	(4)	2	(84)	(40)
Station operating income - format changes	(106)	(55)	(357)	(32)

Total station operating income	$19,883	$20,021	$36,963	$37,978

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2007	2006	2007
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$19,883	$20,021	$36,963	$37,978
Non-broadcast operating income	857	736	677	1,119
Less:
Corporate expenses	(6,256)	(5,496)	(12,696)	(11,310)
Depreciation and amortization	(3,866)	(3,699)	(7,161)	(7,600)
Gain (loss) on disposal of assets	15,510	(634)	19,039	2,635

Operating income	$26,128	$10,928	$36,822	$22,822

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$15,622	$16,323	$27,218	$29,568
Less:
Stock-based compensation	(1,312)	(880)	(2,620)	(1,634)
Discontinued operations, net of tax	(25)	-	304	-
Gain (loss) on disposal of assets	15,510	(634)	19,039	2,635

EBITDA	29,795	14,809	43,941	30,569
Plus:
Interest income	-	48	46	108
Less:
Depreciation and amortization	(3,866)	(3,699)	(7,161)	(7,600)
Interest expense	(6,779)	(6,308)	(13,367)	(12,762)
Provision for income taxes	(7,584)	(1,926)	(9,178)	(4,426)

Net income	$11,566	$2,924	$14,281	$5,889

		Applicable
	Outstanding	Interest
	at 6/30/2007	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$100,000	7.75%
Senior bank term loan B debt (1)	73,125	7.13%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.28%
Senior bank term C debt (at variable rates) (1)	73,350	7.13%
Senior bank revolving debt (at variable rates) (1)	8,500	7.13%
Swingline credit facility (3)	293	8.25%

(1) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

(2) Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of June 30, 2007, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.

(3) Subject to prime interest rate.

Salem Communications Corporation
Supplemental Information
(in millions)
	Projected
	Three Months Ending		Three Months
	September 30, 2007		Ended
	Low	High	September 30, 2006
	(unaudited)
Reconciliation of Station Operating Income to Operating Income
Station operating income	$18.8	$19.3
Plus:
Non-broadcast revenue	5.9	5.9
Less:
Non-broadcast operating expenses	(5.7)	(5.7)
Corporate expenses	(5.2)	(5.2)
Stock-based compensation (corporate expense portion)	(0.4)	(0.4)
Depreciation and amortization	(3.8)	(3.8)

Operating income	$9.6	$10.1

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$51.3	$51.8	$51.3
Net broadcasting revenue - acquisitions / dispositions / format changes	0.8	0.8	1.2

Total net broadcasting revenue	$52.1	$52.6	$52.5

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$18.7	$19.2	$20.7
Station operating income - acquisitions / dispositions / format changes	0.1	0.1	-

Total station operating income	$18.8	$19.3	$20.7